UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2007

Maverick Oil and Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50428	98-0377027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 SE 2nd Street, Suite 860, Fort Lauderdale, FL	33301
(Address of principal executive offices)	Zip Code)

Registrant's telephone number, including area code (214) 239-4333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statement

This Current Report may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different than any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as guidance, may, will, should, could, would, expect, plan, anticipate, believe, estimate, continue or the negative of such terms or other such expressions. There are a number of factors that could cause our actual results to differ materially from our expectations, including but not limited to those risk factors disclosed in our annual report on Form 10-K for the year ended August 31, 2007, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

Item 1.01	Entry into a Material Definitive Agreement

The information required in Item 1.01 above is hereby incorporated by reference from Item 2.04.

Item 1.02	Termination of a Material Definitive Agreement

The information required in Item 1.02 above is hereby incorporated by reference from Item 2.04.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Transaction

On December 3, 2007, we received a notice from each of the holders of our Secured Convertible Debentures that certain events of default had occurred under the Secured Convertible Debentures dated July 30, 2007, the associated Pledge and Security Agreement dated July 30, 2007, and other unspecified related documents based upon the statements made in the Current Report on Form 8-K we filed with the Securities and Exchange Commission on December 3, 2007.

The holders indicated that the default occurred under Section 4(a)(vii) of the Secured Convertible Debentures and Section 4(a)(vii) of the Pledge and Security Agreement, which provides that an event of default occurs when, among other things, we admit in writing that we are generally unable to pay our debts as they become due.

Under the terms of the Secured Convertible Debentures, we have an obligation to redeem the holder's Secured Convertible Debentures and that the holder was exercising its right to require all unpaid amounts under the Secured Convertible Debentures to bear interest at a default rate of 15%.

As of November 30, 2007, there was an aggregate total of approximately $28.6 million in principal and capitalized interest outstanding under the Secured Convertible Debentures. We do not have the resources to pay that amount.

As of December 17, 2007, we entered into a Strict Foreclosure Agreement with the original holders of our Secured Convertible Debentures and the transferees of their interests under the Secured Convertible Debentures (the "Transferees"). Under the Strict Foreclosure Agreement, the Transferees have foreclosed upon our interest in the Fayetteville Shale Project through foreclosure upon our interest in Maverick Woodruff County, LLC (which holds our leasehold interests in the Fayetteville Shale Project), Maverick Operating, LLC (the licensed operator of our Fayetteville Shale Project) and miscellaneous seismic data and files related to our Fayetteville Shale Project. In consideration of the transfers evidenced by the Strict Foreclosure Agreement, our obligations under the Secured Convertible Debentures have been extinguished and certain mutual releases have been provided.

A full description of the foreclosure  transaction is contained within the Strict Foreclosure Agreement which is filed as an exhibit to this Current Report, and is incorporated herein by reference.

We believe that the foreclosure transaction is in the best interest of the company as we have extinguished over $28 million of senior secured indebtedness, while we have been able to retain a modest amount of cash and  avoid, in the short-term, an otherwise likely bankruptcy filing. Furthermore, the foreclosure process extricates us from the Fayetteville Shale project, which otherwise would have required significant additional funding (which we have been unable to secure) and whose geologic outcomes remain subject to uncertainty.

Following the foreclosure process, we have terminated most of our personnel and ceased all oil and gas related operations as we will now attempt to identify business opportunities and financing that may be suitable for the Company. However, our remaining cash assets will only be sufficient to sustain us as an inactive company for the short-term. There can be no assurances that we will be able to identify a suitable business opportunity or the financing necessary to complete a transaction, or that any business we may acquire will generate profits or increase the value of the Company. If we are unable to execute on our business plan within the short-term, we will be forced to suspend all public reporting with the SEC and possibly liquidate.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2007, Andrej Rucigaj and Mathew Fitzgerald resigned as Directors of the Company, effective immediately.

On December 17, 2007, Stephen M. Cohen resigned his position as our Interim Chief Executive Officer. Concurrent with his resignation, we appointed John A. Ruddy to serve as the Interim Interim Chief Executive Officer of the Company. Mr. Ruddy is currently the Chief Financial Officer of the Company and a Director. Information regarding Mr. Ruddy’s business experience during the past five years and certain transactions with us since the beginning of our last fiscal year is included in Items 10 and 13 of our Annual Report on Form 10-K for the year ended August 31, 2007.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1

Strict Foreclosure Agreement dated December 17, 2007 by and among Maverick Oil and Gas, Inc., Kings Road Holdings X Ltd., Castlerigg Master Investments Limited, Fayetville JV I LLC and Fayetville JV II LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAVERICK OIL AND GAS, INC.
Date: December 21, 2007	By: /s/ John Ruddy
John Ruddy, Chief Executive Officer (Interim)

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